As filed with the Securities and Exchange Commission on December 18, 2001
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE PHOENIX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1506026

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One American Row Hartford, Connecticut 06102

(Address of principal executive offices) (Zip code)

The Phoenix Companies, Inc. Savings and Investment Plan The Phoenix Companies, Inc. Agents Savings and Investment Plan

(Full titles of the plans)

Tracy L. Rich, Esq. Senior Vice President and General Counsel The Phoenix Companies, Inc. One American Row Hartford, Connecticut 06102-5056 (860) 403-5000

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)

Common Stock	1,000,000 shares	$16.00	$16,000,000	$3,824.00
par value, $.01 per
share

(1)	An indeterminate amount of interests in the plans is also being registered hereby.
(2)

Includes 630,000 shares of Common Stock issuable pursuant to The Phoenix Companies, Inc. Savings and Investment Plan and 370,000 shares of Common Stock issuable pursuant to The Phoenix Companies, Inc. Agents Savings and Investment Plan.

(3)

Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low price per share of Common Stock as reported on the New York Stock Exchange on December 13, 2001.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

        This Registration Statement on Form S-8 is filed for the purpose of registering (i) 630,000 shares of common stock, par value $.01 (the “Common Stock”), of The Phoenix Companies, Inc. (the “Company”) issuable pursuant to The Phoenix Companies, Inc. Savings and Investment Plan (the “Savings and Investment Plan”) and (ii) 370,000 shares of Common Stock issuable pursuant to The Phoenix Companies, Inc. Agents Savings and Investment Plan (together with the Savings and Investment Plan, the “Plans”).

Item 3 Incorporation of Documents by Reference

        The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Company and the Savings and Investment Plan are incorporated by reference in this Registration Statement:

        (a)    The Company's Registration Statement on Form S-1 (File No. 333-55268);

        (b)    The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001;

        (c)    The Company's Current Reports on Form 8-K, filed with the Commission on September 17, 2001 and November 21, 2001;

        (d)    The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 referred to above;

        (e)    The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form S-1 referred to above; and

        (f)    The Annual Report on Form 11-K for The Phoenix Home Life Mutual Insurance Company Savings and Investment Plan (now known as The Phoenix Companies, Inc. Savings and Investment Plan) for the year ended December 31, 2000.

        All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4 Description of Securities

        Not required.

Item 5 Interests of Named Experts and Counsel

        Mr. Tracy L. Rich, who provided the opinion set forth in Exhibit 5 hereto, is Senior Vice President and General Counsel of the Company.

Item 6 Indemnification of Directors and Officers

        The Company’s amended and restated certificate of incorporation contains a provision that is designed to limit its directors’ liability to the extent permitted by the Delaware General Corporation Law and any amendments to that law. Specifically, a director will not be held liable to the Company or its stockholders for an act or omission in his or her capacity as a director, except for liability resulting from:

--	a breach of the duty of loyalty to the Company or its stockholders;

--	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

--	payment of an improper dividend or improper repurchase of our stock under Section 174 of the Delaware General Corporation Law; or

--	actions or omissions pursuant to which the director received an improper personal benefit.

        The principal effect of this limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate one of these specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. The Company’s amended and restated certificate of incorporation also does not eliminate the directors’ duty of care. The inclusion of the limitation on liability provision in the amended and restated certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

        The Company’s bylaws also provide that it indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company is required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with the Company or another entity, including Phoenix Life Insurance Company, that the director or officer serves at the Company’s request, subject to certain conditions, and to advance funds to the Company’s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to the Company’s best interests and, with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

Item 7 Exemption From Registration Claimed

        Not applicable.

Item 8 Exhibits

        The following exhibits are incorporated herein by reference as indicated or filed herewith.

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation of The Phoenix Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-73896), filed on November 21, 2001).

4.2	By-Laws of The Phoenix Companies, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-73896), filed on November 21, 2001).

5	Opinion of Tracy L. Rich, Senior Vice President and General Counsel of the Company, as to the legality of the securities registered hereby, including the consent of such counsel.*

10.1	Form of Stockholder Rights Agreement (incorporated by reference to Exhibit 10.22 to the Company's Registration Statement on Form S-1 (File No. 333-55268), filed on February 9, 2001).

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Tracy L. Rich, Senior Vice President and General Counsel of the Company (included in Exhibit 5).*

__________
* Filed herewith.

        The Company has submitted, or will submit, the Plans and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made, or will make, all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code.

Item 9 Undertakings

        A.        The undersigned registrant hereby undertakes:

                 (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2)         That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.     The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plans’ annual reports pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication to such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on December 17, 2001.

THE PHOENIX COMPANIES, INC.

By: /s/ Carl T. Chadburn
Name: Carl T. Chadburn Title: Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert W. Fiondella	Chairman of the Board, Chief Executive	December 18, 2001
Robert W. Fiondella	Officer and Director

/s/ Dona D. Young	President, Chief Operating Officer and	December 17, 2001
Dona D. Young	Director

/s/ Philip R. McLoughlin	Executive Vice President and Director	December 17, 2001
Philip R. McLoughlin

/s/ Bonnie J. Malley	Vice President	December 18, 2001
Bonnie J. Malley

/s/ Sal H. Alfiero	Director	December 17, 2001
Sal H. Alfiero

Director
J. Carter Bacot

/s/ Peter C. Browning	Director	December 17, 2001
Peter C. Browning

/s/ Arthur P. Byrne	Director	December 17, 2001
Arthur P. Byrne

/s/ Sanford Cloud, Jr	Director	December 17, 2001
Sanford Cloud, Jr

/s/ Richard N. Cooper	Director	December 17, 2001
Richard N. Cooper

/s/ Gordon J. Davis	Director	December 17, 2001
Gordon J. Davis

Director
John E. Haire

/s/ Jerry J. Jasinowski	Director	December 17, 2001
Jerry J. Jasinowski

Director
Thomas S. Johnson

/s/ John W. Johnstone, Jr	Director	December 17, 2001
John W. Johnstone, Jr

/s/ Marilyn E. LaMarche	Director	December 17, 2001
Marilyn E. LaMarche

/s/ Robert F. Vizza	Director	December 17, 2001
Robert F. Vizza

/s/ Robert G. Wilson	Director	December 17, 2001
Robert G. Wilson

        Pursuant to the requirements of the Securities Act of 1933, the trustees of, or other persons who administer, The Phoenix Companies, Inc. Savings and Investment Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on December 17, 2001.

THE PHOENIX COMPANIES, INC. SAVINGS AND INVESTMENT PLAN

By /s/ Carl T. Chadburn
Carl T. Chadburn Member, Benefit Plans Committee of Phoenix Life Insurance Company

        Pursuant to the requirements of the Securities Act of 1933, the trustees of, or other persons who administer, The Phoenix Companies, Inc. Agents Savings and Investment Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on December 17, 2001.

THE PHOENIX COMPANIES, INC. AGENTS SAVINGS AND INVESTMENT PLAN

By /s/ Carl T. Chadburn
Carl T. Chadburn Member, Benefits Plans Committee of Phoenix Life Insurance Company

INDEX OF EXHIBITS

Exhibit                                Description of Exhibits
Number

4.1

Amended and Restated Certificate of Incorporation of The Phoenix Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-73896), filed on November 21, 2001).

4.2	By-Laws of The Phoenix Companies, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-73896), filed on November 21, 2001).

5	Opinion of Tracy L. Rich, Senior Vice President and General Counsel of the Company, as to the legality of the securities registered hereby, including the consent of such counsel.*

10.1	Form of Stockholder Rights Agreement (incorporated by reference to Exhibit 10.22 to the Company's Registration Statement on Form S-1 (File No. 333-55268), filed on February 9, 2001).

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Tracy L. Rich, Senior Vice President and General Counsel of the Company (included in Exhibit 5).*

__________

* Filed herewith.